Exhibit 5.1

Tarter Krinsky & Drogin LLP 1350 Broadway New York, New York 10018 P: 212-216-8000 F: 212-216-8000 www.tarterkrinsky.com

September [●], 2026

Milestone Scientific Inc.

425 Eagle Rock Avenue, Suite 403

Roseland, New Jersey 07068

Ladies and Gentlemen:

We have acted as counsel to Milestone Scientific Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of Pre-Effective Amendment No. 1 (the “Amendment”) to its Registration Statement on Form S-3 (Registration No. 333-298804) (as amended by the Amendment, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”).

The Registration Statement relates to the proposed issuance and sale, from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein (the “Base Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”), of up to an aggregate offering price of $45,000,000, or the equivalent thereof, of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”), warrants to purchase any of the securities described above (the “Warrants”), subscription or other rights to purchase any of the securities described above (the “Rights”), and units consisting of any combination of Common Stock, Preferred Stock, the Warrants or the Rights (the “Units” and, together with the Common Stock, the Preferred Stock, the Warrants, and the Rights, the “Securities”).

The Securities are to be sold from time to time as set forth in the Registration Statement, the Base Prospectus contained therein and the Prospectus Supplements. The preferences, limitations and relative rights of shares of any series of Preferred Stock will be set forth in a Certificate of Designation (a “Certificate of Designation”).

The Warrants are to be issued pursuant to an appropriate warrant agreement or warrant certificate (“Warrant Agreement”), which will be incorporated by reference into the Registration Statement when the Warrants are issued.

The Rights are to be issued pursuant to an appropriate agreement or rights certificate (“Rights Agreement”), which will be incorporated by reference into the Registration Statement when the Rights are issued.

The Units are to be issued pursuant to a unit agreement (the “Unit Agreement”), which will be incorporated by reference into the Registration Statement when Units are issued.

The Securities are to be sold pursuant to a purchase, underwriting or similar agreement in substantially the form to be filed under a Current Report on Form 8-K.

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed that: (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy, pdf or other electronic copy conforms to an authentic original; (iv) all signatures on each such document are genuine;(v) the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed is true, accurate and complete. We have further assumed the legal capacity of natural persons, that each party to the documents we have examined or relied on has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party and that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. We have not attempted to verify independently such facts. We have not verified any of those assumptions. We have not made any independent investigation in rendering this opinion letter other than the examination described above, and our opinion is therefore qualified in all respects by the scope thereof.

We have also assumed that: (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and the Base Prospectus and any and all prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement and are in conformity with the Company’s then operative certificate of incorporation (the “Certificate of Incorporation”) and bylaws (the “Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the issuance of the shares of common stock has been duly authorized by all necessary corporate action on the part of the Company; (v) the certificates, then if any, for the Securities have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, (vi) the Securities, when issued and sold in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock, or upon exercise of any Warrants in accordance with their terms, or settlement of any Rights or Units in accordance with their terms, will be validly issued, fully paid and nonassessable; (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) any Securities issuable by the Company and issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be converted, exchanged, redeemed or exercised in accordance with their terms, including payment of the applicable exercise price, and duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (ix) with respect to any Securities issuable by the Company and issuable upon conversion, exchange, redemption or exercise of any Securities being offered, there will be sufficient shares of the appropriate class authorized under the Company’s organizational documents that are not otherwise reserved for issuance; (x) with respect to shares of Preferred Stock, the Certificate of Designation will set forth the terms thereof and be filed with the Secretary of State of Delaware prior to their issuance; (xi) with respect to the Rights and Units, the Company will have entered into a form of agreement for each of the Rights and Units as authorized by the Board of Directors; and (xii) there will not be any facts or circumstances arising subsequent to the date hereof and prior to the issuance of any of the Securities that could affect any of the opinions expressed herein. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

This opinion letter is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal securities laws of the United States of America or any state securities or blue sky laws.

Our opinion is subject to the following additional qualifications and limitations:

(a) Our opinion is subject to, and may be limited by, (1) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (2) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law; and

(b) Our opinion is subject to the qualification that (1) the enforceability of provisions for indemnification or limitations on liability may be limited by public policy considerations, and (2) the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

Based upon and subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. With respect to shares of Common Stock, when both: (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of Common Stock and related matters; and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Rights to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Common Stock will be validly issued, fully paid and non-assessable.

2. With respect to any particular series of shares of Preferred Stock, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a Certificate of Designation relating to such Preferred Stock conforming to the Delaware General Corporation Law (the “DGCL”) and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware; and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Rights to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3. With respect to any Warrants, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants, the Warrant Agreement and related matters, and (b) the Warrants and the Warrant Agreement have been duly authorized, executed and delivered by the Company and the warrant agent, if any, against payment therefor pursuant to the applicable definitive purchase, underwriting, warrant or similar agreement, then the Warrants and the Warrant Agreement will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. With respect to any Rights, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Rights, the Rights Agreement and related matters, and (b) the Rights and the Rights Agreement have been duly authorized, executed and delivered by the Company and the rights agent, if any, against payment therefor pursuant to the applicable definitive purchase, underwriting, subscription or similar agreement, then the Rights and the Rights Agreement will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. With respect to the Units, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Units, Unit Agreement, and related matters; and (b) the underlying Securities that are components of the Units, in accordance with the applicable Unit Agreement, have been duly authorized, executed and delivered by the Company against payment therefor, pursuant to the applicable definitive purchase, underwriting, Unit Agreement or similar agreement that has been duly authorized, executed and delivered by the Company and a unit agent, if any, and the certificates for the Units have been duly executed and delivered by the Company and such unit agent, if any, then the Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Attorneys at our firm are admitted to the practice of law in the State of New York, and we express no opinion as to the laws of any other jurisdiction, other than the laws of the State of New York and the DGCL. We are not licensed to practice law in the State of Delaware and, accordingly, our opinions as to the DGCL are based solely on a review of the official statutes of the State of Delaware.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our firm name as your counsel, and to all references made to us in the Registration Statement and in the Base Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

/s/ Tarter Krinsky & Drogin LLP

TARTER KRINSKY & DROGIN LLP